UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2015

American Realty Capital Global Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-196549	35-2506937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On December 31, 2015, American Realty Capital Global Trust II, Inc. (the “Company”), American Realty Capital Global II Advisors, LLC (the “Advisor”) and Realty Capital Securities, LLC (the “Dealer Manager”) mutually agreed, pursuant to a termination agreement dated December 31, 2015 among the Company, the Advisor and the Dealer Manager (the “Termination Agreement”), to terminate that certain Exclusive Dealer Manager Agreement dated  August 26, 2014 among the Company, the Advisor and the Dealer Manager (the “Dealer Manager Agreement”).

The Dealer Manager is under common control with the parent of the Company’s sponsor.  Pursuant to the Dealer Manager Agreement, the Dealer Manager served as the dealer manager of the Company’s initial public offering of up to 125.0 million shares of common stock, $0.01 par value per share.  The Company will not incur any early termination penalties or payments due to the termination of the Dealer Manager Agreement. The Company will file the Termination Agreement as an exhibit to its next Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital Global Trust II, Inc.

Date: December 31, 2015	By:	/s/ Scott J. Bowman
Scott J. Bowman
Chief Executive Officer and President